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                                                                   EXHIBIT 14(a)


                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-14 of AIM Variable Insurance Funds and to use of our report dated January 30, 2004 on the financial statements and financial highlights of AIM V.I. Mid-Cap Core Equity Fund, a series of AIM Variable Insurance Funds. Such financial statements and financial highlights appear in the AIM Variable Insurance Funds 2003 Annual Report and are incorporated by reference in the Registration Statement.

                                                           TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 23, 2004